SECTION 16
POWER OF ATTORNEY
        I, Thomas F. Hall, do hereby constitute
and appoint Bryan M. Lemley, and Susan
S. Ancarrow, my true and lawful attorneys-in-fact,
any of whom acting singly is hereby authorized, for
me and in my name and on my behalf as a director,
officer and/or shareholder of Pinnacle Bankshares
Corporation to (i) prepare, execute in my name and
on my behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID,
including any necessary amendments thereto, and any
other documents necessary or appropriate to obtain
codes and passwords enabling me to make electronic
filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any
rule or regulation of the SEC in respect thereof;
and (ii) prepare, execute and file any and all
forms, instruments or documents, including any
necessary amendments thereto, as such attorneys or
attorney deems necessary or advisable to enable me
to comply with Section 16 of the Securities
Exchange Act of 1934 or any rule or regulation of
the SEC in respect thereof  (collectively, "Section
16").

        I do hereby ratify and confirm all acts my
said attorney shall do or cause to be done by
virtue hereof.  I acknowledge that the foregoing
attorneys-in-fact, serving in such capacity at my
request, are not assuming, nor is Pinnacle
Bankshares Corporation assuming, any of my
responsibilities to comply with Section 16.

        This power of attorney shall remain in full
force and effect until it is revoked by the
undersigned in a signed writing delivered to each
such attorney-in-fact or the undersigned is no
longer required to comply with Section 16,
whichever occurs first.
        WITNESS the execution hereof this 17 day
of November, 2008.
        /s/ Thomas F. Hall
        Thomas F. Hall